Exhibit 99.1

MERCANTILE BANCORP, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made as of this 11th day of February, 2011, by and between Mercantile Bancorp, Inc., a Delaware corporation (“Company”) with its principal office located at Quincy, Illinois, and Michael P. McGrath, of Quincy, Illinois (“Employee”).

WHEREAS, Company and Employee entered into an Employment Agreement effective as of January 1, 2008 the (“Employment Agreement”); and

WHEREAS, Company and Employee wish to amend the Employment Agreement to provide for a new Term of Employment for the Agreement; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions set forth herein, and the performance of each, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Employee hereby agree to amend the Employment Agreement as follows:

1.           Section 2.1 is hereby deleted and inserted in lieu thereof is the following:

  “Term.  The term of this Agreement shall be for the period beginning on March 1, 2011 and ending on February 29, 2012 (the “Term”).”

2.           This Amendment is effective as of the date of execution of this Amendment.

3.           Except as set forth in this Amendment, the Employment Agreement shall remain unaltered and in full force and effect according to its terms and Conditions.

IN WITNESS WHEREOF, this Amendment to the Employment Agreement has been executed by Company and Employee as of the date first above written.

MERCANTILE BANCORP, INC.

By:	/s/ Ted T. Awerkamp
Name: Ted T. Awerkamp
Title: President & CEO

/s/ Michael P. McGrath
MICHAEL P. McGRATH